Exhibit 10.1

AMENDMENT 2009-1

TO THE

CEPHALON, INC.

2004 EQUITY COMPENSATION PLAN

WHEREAS, Cephalon, Inc. (the “Company”) maintains the Cephalon, Inc. 2004 Equity Compensation Plan (the “2004 Plan”) for the benefit of its eligible employees, certain consultants and advisors who perform services for the Company, and non-employee members of the Company’s Board of Directors (the “Board”);

WHEREAS, pursuant to Section 12(a) of the 2004 Plan, the Board may amend the 2004 Plan at any time;

WHEREAS, pursuant to Section 141 of the Delaware General Corporation Law, the Board has delegated its authority to amend or modify any of the Company’s existing equity compensation plans, including the 2004 Plan, to the Stock Option and Compensation Committee of the Board of Directors (the “Committee”), as more fully described in Section III of the Committee’s charter; and

WHEREAS, the Committee desires to amend the 2004 Plan to increase, up to an additional 1,000,000 shares, the aggregate number of shares of Company common stock (“Company Stock”) authorized for issuance under the 2004 Plan, so that a total of 14,950,000 shares of Company Stock are authorized for issuance under the 2004 Plan, and to provide that after May 12, 2009, no more than 600,000 shares of Company Stock may be issued pursuant to stock awards that are granted under the 2004 Plan after such date.

NOW, THEREFORE, in accordance with the foregoing, the 2004 Plan shall be amended as follows:

1.                                    Effective May 13, 2009, Section 3(a)(1) of the 2004 Plan shall be amended in its entirety to read as follows, subject to the approval of the Company’s stockholders:

“(1)         Shares Authorized.  Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 13,950,000 shares and, (i) effective May 13, 2009, the aggregate number of shares that may be issued or transferred under the Plan shall be increased by 1,000,000 so that the total number of shares of Company stock authorized for issuance or transfer under the Plan is 14,950,000; provided, however, that after May 12, 2009, no more than 600,000 shares of Company Stock may be issued pursuant to Stock Awards that are granted under the Plan after such date.”

2.                                    As thus amended, the 2004 Plan is hereby ratified, republished and reconfirmed and said 2004 Plan and this amendment thereto hereby constitute the 2004 Plan.

IN WITNESS WHEREOF, and as evidence of the adoption of Amendment 2009-1 to the 2004 Plan as set forth herein, the Committee has caused this Amendment 2009-1 to be executed this 28th day of January 2009.

CEPHALON, INC.

BY:	/s/ Carl A. Savini

TITLE:	Executive Vice President and Chief Administrative Officer